Exhibit 10.58

THIRD LIMITED WAIVER

TO SENIOR SECURED CREDIT AGREEMENT

This THIRD LIMITED WAIVER TO SENIOR SECURED CREDIT AGREEMENT, dated as of March 30, 2018 (this “Waiver”), is entered into by and among Global Power Equipment Group Inc. (“Borrower”), each financial institution from time to time party hereto as lender (each, a “Lender” and collectively, the “Lenders”), and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, and together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on signatures pages thereto, the Administrative Agent and the Collateral Agent are parties to that certain Senior Secured Credit Agreement, dated as of June 16, 2017, as amended by that certain First Amendment to Senior Secured Credit Agreement, dated as of August 17, 2017, that certain Limited Waiver and Second Amendment to Senior Secured Credit Agreement, dated as of October 11, 2017 and that certain Second Limited Waiver and Third Amendment, dated as of January 9, 2018 (the “Credit Agreement”);

WHEREAS, in accordance with Section 7.05(h) of the Credit Agreement, on or about March 21, 2018, GPEG C.V., a Subsidiary of the Borrower, has Disposed of certain real estate assets located in the Netherlands (the “GPEG Sale”);

WHEREAS, pursuant to Section 2.02(b)(ii) of the Credit Agreement, the Borrower is required to prepay an aggregate amount of the Obligations equal to 100% of the Net Cash Proceeds realized or received by the Borrower or any of its Subsidiaries in connection with the Disposition of any property plus the Prepayment Premium (collectively, the “Required Prepayment”), as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds;

WHEREAS, pursuant to Section 6.01(a) of the Credit Agreement, within ninety (90) days after the end of each Fiscal Year of the Borrower, the Borrower is required to deliver a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm reasonably acceptable to the Administrative Agent, and such other deliverables as are required in connection therewith as set forth in Section 6.01(a) (such financial statements and other materials with respect to the Fiscal Year ended December 31, 2017, collectively, the “2017 Annual Financial Statements and Audit Report”);

WHEREAS, the Borrower has requested that the Lenders agree to (i) extend the time period for payment of the Required Prepayment due in connection with the GPEG Sale until May 31, 2018 (the “Required Prepayment Extension”) and (ii) extend the delivery date of the 2017 Annual

Financial Statements and Audit Report to April 15, 2018 (the “2017 Annual Financial Statements  and Audit Report Extension”);

WHEREAS, the Lenders are willing to consent to the Required Prepayment Extension and the 2017 Annual Financial Statements and Audit Report Extension, in each case subject to the terms and conditions of this Waiver.

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Section 1.1. Certain Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II

Waiver and Consent

Section 2.1. Consent to Extension. Subject to satisfaction of the conditions set forth in Article IV hereof, and in reliance upon (a) the representations and warranties of the Loan Parties set forth herein and in the Credit Agreement and the other Loan Documents and (b) the agreements of the Loan Parties set forth herein, effective as of the date hereof, the Lenders consent to (i) the Required Prepayment Extension and (ii) the 2017 Annual Financial Statements and Audit Report Extension.

ARTICLE III

Representations and Warranties

Section 3.1. Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Waiver, each Loan Party hereby represents and warrants to the Agents and each Lender as follows:

(a)        After giving effect to this Waiver, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)       The execution, delivery and performance of this Waiver have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of the Loan Parties.

(c)        After giving effect to this Waiver, the Loan Parties are in full compliance with each of the Loan Documents.

(d)       No Material Adverse Effect has occurred since the Closing Date.

(e)        No Default or Event of Default currently exists or shall be in existence immediately after giving effect to this Waiver.

ARTICLE IV

Effectiveness

Section 4.1. Effectiveness. This Waiver shall become effective as of the date set forth above on which each of the following conditions is satisfied:

(a)        The Administrative Agent shall have received duly executed signature pages to this Waiver signed by each Loan Party, the Administrative Agent and the Lenders.

(b)       The Borrower shall have paid to Chapman and Cutler LLP, counsel to the Administrative Agent, all reasonable and documented out-of-pocket legal fees and expenses incurred in connection with this Waiver and any outstanding invoices in respect of reasonable legal fees and expenses of the Administrative Agent incurred in connection with the Loan Documents.

ARTICLE V

Miscellaneous

Section 5.1. Reference to and Effect on the Loan Documents.

(a)        On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Waiver.

(b)        Except as specifically set forth in this Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)        Except as specifically set forth in this Waiver, the execution, delivery and performance of this Waiver shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

Section 5.2. Release. As a material part of the consideration for the Administrative Agent, the Collateral Agent and the Lenders entering into this Waiver, the Borrower and each other Loan Party (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)        Other than with respect to the agreements of the Lenders specifically set forth herein, the Releasors, jointly and severally, hereby release and forever discharge the

Administrative Agent, the Collateral Agent, each Lender and the Administrative Agent’s, the Collateral Agent’s and each Lender’s predecessors, successors, assigns, participants, officers, managers, directors, shareholders, partners, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the date hereof.

(b)        The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)        The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)         The Releasors have read and understand the effect of the Release Provision. The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same. Before execution of this Waiver, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)        The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)       The Releasors have executed this Waiver and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)       The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)        The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, the Collateral Agent and each Lender to enter into this Waiver.

(e)        It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)         If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)        The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims. The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

Section 5.3. Guarantor’s Acknowledgement and Agreement. By signing below, each Guarantor (a) acknowledges, consents and agrees to this Waiver, (b) acknowledges and agrees that its obligations in respect of the Guarantee, the Security Agreement and the other Collateral Documents are not released, diminished, waived, modified or impaired in any manner by this Waiver or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under the Guarantee, the Security Agreement and the other Collateral Documents, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guarantee, the Security Agreement, any other Collateral Documents or any other Loan Documents or Obligations.

Section 5.4. Fees. The Borrower hereby affirms its obligation under the Credit Agreement to reimburse the Administrative Agent, the Collateral Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Waiver, including but not limited to all Attorney Costs.

Section 5.5. Headings. The headings in this Waiver are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Waiver.

Section 5.6. Governing Law. This Waiver, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

Section 5.7. Counterparts. This Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Waiver. Delivery of an executed counterpart of this Waiver by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver.

Section 5.8. Severability. If any term or other provision of this Waiver is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Waiver will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Waiver so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.9. Binding Effect. This Waiver will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Remainder of page intentionally left blank; signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBAL POWER EQUIPMENT GROUP INC., as Borrower

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Co-President and Co-Chief Executive Officer

Acknowledged and agreed:

GLOBAL POWER PROFESSIONAL SERVICES INC.
WILLIAMS GLOBAL SERVICES, INC.
WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
BRADEN HOLDINGS, LLC
STEAM ENTERPRISES, L.L.C.
GPEG, LLC
each as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President

KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
President

[Signature Page to Third Limited Waiver to Senior Secured Credit Agreement]

CENTRE LANE PARTNERS MASTER
CREDIT FUND II, L.P., as Administrative
Agent and Collateral Agent, and as a Lender

By:	/s/ Luke Gosselin
Name: Luke Gosselin
Title: Managing Director

CENTRE LANE PARTNERS IV, L.P., as Lender

By:	/s/ Quinn Morgan
Name: Quinn Morgan
Title: Managing Director